Exhibit 11

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated April 23, 2020, on the financial statements of Advanced Bio-Oil Technologies Ltd. at December 31, 2019 and 2018 included herein on the Regulation A Offering Statement of Advanced Bio-Oil Technologies Ltd on Form 1-A, Post-Effective Amendment No. 2.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

June 8, 2020